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As filed with the Securities and Exchange Commission on July 29, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

McDATA Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1421844 (I.R.S. Employer Identification No.)

380 Interlocken Crescent
Broomfield, Colorado 80021
(Address of Principal Executive Offices)

2001 McDATA EQUITY INCENTIVE PLAN
(Full Title of the Plan)

Thomas O. McGimpsey, Esq.
Vice President, General Counsel and Secretary
McDATA Corporation
380 Interlocken Crescent
Broomfield, Colorado 80021
(Name and Address of Agent for Service)(Zip Code)

(720) 558-8000
(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Class B Common Stock, $.01 par value	3,000,000	$4.73	$14,190,000	$1,671

Class A Common Stock, $.01 par value	3,000,000	$5.04	$15,120,000	$1,780

(1)
This Registration Statement relates to 3,000,000 shares of Class A Common Stock, $.01 par value and an additional 3,000,000 shares of Class B Common Stock, $.01 par value of McDATA Corporation that may be offered pursuant to the 2001 McDATA Equity Incentive Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 based on the average of the high and low prices reported on the Nasdaq National Market on July 28, 2005.

PART I
Information Required in the Section 10(a) Prospectus

        The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

        This Registration Statement on Form S-8 relates to the registration of the Additional Shares. As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the information contained in the earlier registration statements relating to the Plan filed on August 9, 2000, Registration No. 333-43316 and February 2, 2002, Registration No. 333-83298.

        McDATA Corporation (the "Registrant") is filing this S-8 to register shares of its Class A Common Stock, par value $.01 per share and shares of its Class B Common Stock which maybe issued under the 2001 McDATA Equity Incentive Plan (the "Plan"). On January 15, 2005, the Registrant amended the Plan to increase the total number of shares authorized under the Plan from thirty million to thirty three million shares of common stock and to allow for awards granted under the Plan to be awarded in either Class A Common Stock or Class B Common Stock.

PART II
Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

        The following documents filed by the "Registrant with the Securities and Exchange Commission (the "SEC") are incorporated by reference and made a part of this Registration Statement:

  (a)
  The Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 2005;

  (b)
  The Annual Report on Form 11-K for the fiscal year ended December 31, 2004 filed for the Computer Network Technology Corporation 401(k) Salary Savings Plan;

  (c)
  The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2005;

  (d)
  All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Exchange Act"), since the end of the fiscal year covered by the Registrant's document referred to in subparagraph (a) of this Item 3, including the Registrant's Current Reports on Form 8-K and Form 8-K/A filed with the Commission on July 1, 2005, June 23, 2005, June 7, 2005, June 2, 2004, May 9, 2005, May 5, 2005, April 15, 2005 and February 14, 2005.

        All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities

        The class of securities to be offered hereby is registered under Section 12 of the 1934 Exchange Act.

Item 5. Interests of Named Experts and Counsel

        Thomas O. McGimpsey beneficially owned 78,675 shares of Company Class B common stock as of July 29, 2005.

Item 6. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporate Law permits indemnification of officers, directors and other corporate agents under certain circumstances and subject to certain limitations. Our amended and restated certificate of incorporation and our amended and restated by-laws, provide that we shall indemnify our directors and officers to the fullest extent authorized or permitted by law.

        Our amended and restated certificate of incorporation further provides that our directors will not be personally liable to us or any stockholder for monetary damages for breach of fiduciary duty, except to the extent such exemption is not permitted by law. Section 102 of the Delaware General Corporate Law provides that officers and directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

  •
  any breach of their duty of loyalty to the corporation or its stockholders;

  •
  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

  •
  unlawful payments of dividends or unlawful stock repurchases or redemption.

        This provision has no effect on any non-monetary remedies that may be available to us or our stockholders, nor does it relieve us or our officers or directors from compliance with federal or state securities laws.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Registrant pursuant to the foregoing provisions or otherwise, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

        Our amended and restated by-laws also permit us to purchase and maintain insurance on behalf of any officer or director for any liability arising out of his or her actions in such capacity, regardless of whether our by-laws would otherwise permit indemnification for that liability. We currently have directors' and officers' liability insurance which would indemnify our directors and officers against damages arising out of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as officers and directors.

Item 7. Exemption From Registration Claimed.

        Not applicable.

Item 8. Exhibits.

Exhibit No.	Exhibit Description
4.1*	Amended and Restated Certificate of Incorporation of the Registrant (Exhibit 3.1 to the Registrant's Registration Statement File No. 333-38106 on Form S-1, as amended)
4.2*	Amended and Restated By-laws of the Registrant (Exhibit 3.2 to the Registrant's Registration Statement File No. 333-38106 on Form S-1, as amended)
4.3	2001 McDATA Equity Incentive Plan
5.1	Opinion of Thomas O. McGimpsey, Vice President, General Counsel and Secretary of the Registrant, regarding the legality of the securities being registered
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm of the Registrant
23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of the Registrant
23.3	Consent of KPMG LLP, independent registered public accounting firm of McDATA Services Corporation (formerly known as Computer Network Technology Corporation)
23.4	Consent of KPMG LLP, independent registered public accounting firm of Aarohi Communications, Inc.
23.5	Consent of Clifton Gunderson LLP, independent registered public accounting firm for the Computer Network Technology Corporation 401(k) Salary Savings Plan
23.6	Consent of Grant Thornton LLP, independent registered public accounting firm for the Computer Network Technology Corporation 401(k) Salary Savings Plan
23.7	Consent of Thomas O. McGimpsey, Vice President, General Counsel and Secretary of Registrant (included in the opinion regarding legality filed as Exhibit 5.1)
24.1	Power of Attorney (included on the signature page).

*
Incorporated by reference

Item 9. Undertakings.

  (a)
  The Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increases or decreases in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

  (iii)
  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Exchange Act that are incorporated by reference in the Registration Statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)
  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, on July 29, 2005.

McDATA CORPORATION
By:	/s/ THOMAS O. MCGIMPSEY Thomas O. McGimpsey Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Thomas O. McGimpsey as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JOHN A. KELLEY, JR. John A. Kelley, Jr.	Chief Executive Officer and Chairman (Principal Executive Officer)	July 29, 2005
/s/ ERNEST J. SAMPIAS Ernest J. Sampias	Chief Financial Officer (Principal Financial Officer)	July 29, 2005
Laurence G. Walker	Director
Charles C. Johnston	Director
Thomas M. Uhlman	Director
/s/ D. VAN SKILLING D. Van Skilling	Director	July 29, 2005
Betsy S. Atkins	Director
/s/ JOHN W. GERDELMAN John W. Gerdelman	Director	July 29, 2005
/s/ MICHAEL J. SOPHIE Michael J. Sophie	Director	July 29, 2005
/s/ M. ALEX MENDEZ M. Alex Mendez	Director	July 29, 2005
/s/ DR. RENATO A. DIPENTIMA Dr. Renato A. Dipentima	Director	July 29, 2005
/s/ THOMAS G. HUDSON Thomas G. Hudson	Director	July 29, 2005

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1*	Amended and Restated Certificate of Incorporation of the Registrant (Exhibit 3.1 to the Registrant's Registration Statement File No. 333-38106 on Form S-1, as amended)
4.2*	Amended and Restated By-laws of the Registrant (Exhibit 3.2 to the Registrant's Registration Statement File No. 333-38106 on Form S-1, as amended)
4.3	2001 McDATA Equity Incentive Plan
5.1	Opinion of Thomas O. McGimpsey, Vice President, General Counsel and Secretary of the Registrant, regarding the legality of the securities being registered
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm of the Registrant
23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of the Registrant
23.3	Consent of KPMG LLP, independent registered public accounting firm of McDATA Services Corporation (formerly known as Computer Network Technology Corporation)
23.4	Consent of KPMG LLP, independent registered public accounting firm of Aarohi Communications, Inc.
23.5	Consent of Clifton Gunderson LLP, independent registered public accounting firm for the Computer Network Technology Corporation 401(k) Salary Savings Plan
23.6	Consent of Grant Thornton LLP, independent registered public accounting firm for the Computer Network Technology Corporation 401(k) Salary Savings Plan
23.7	Consent of Thomas O. McGimpsey, Vice President, General Counsel and Secretary of Registrant (included in the opinion regarding legality filed as Exhibit 5.1)
24.1	Power of Attorney (included on the signature page).

*
Incorporated by reference

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PART I Information Required in the Section 10(a) Prospectus
PART II Information Required in the Registration Statement
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption From Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
EXHIBIT INDEX